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                                                                    EXHIBIT 99.2


                       ACTION OF THE BOARD OF DIRECTORS OF
                         GE POWER SYSTEMS EQUITIES, INC.
                          BY UNANIMOUS WRITTEN CONSENT
                              IN LIEU OF A MEETING

      Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the undersigned, being all of the directors of GE Power Systems Equities, Inc., a Delaware corporation (the "Corporation"), do hereby consent to and approve the adoption of the following resolutions, which actions shall have the same force and effect as if taken by the affirmative vote at a meeting of the Board of Directors of the Corporation (the "Board of Directors"), duly called and held, and direct that this Consent be filed with the minutes of the proceedings of the Board of Directors:


            WHEREAS, General Electric Company, a New York corporation and the ultimate parent of the Corporation ("Buyer"), and Smallworldwide plc, a public limited company incorporated under the laws of England and Wales ("Target"), have entered into that certain Acquisition Agreement dated August 16, 2000 (the "Acquisition Agreement"), pursuant to which Buyer intends to effect the acquisition of Target; and

            WHEREAS, in accordance with the terms of and subject to the conditions set forth in the Acquisition Agreement, the Corporation shall commence a tender offer (the "Offer") to acquire all of Target's issued and outstanding Ordinary Shares (including American Depositary Shares) (the "Shares") at a price of $20.00 per share in cash; and

            WHEREAS, in the event that the number of Shares tendered pursuant to the Offer represents at least ninety percent (90%) of the number of Shares outstanding, the Corporation intends to acquire all Shares not tendered in the Offer pursuant to Part XIIIA of the UK Companies Act 1985 (the "Acquisition"); and

            WHEREAS, following the Acquisition, Target will be a wholly-owned subsidiary of the Corporation; and

            WHEREAS, the Board of Directors believes that the Acquisition is in the best interests of the Corporation;

            NOW THEREFORE, BE IT RESOLVED, that the Board of Directors declares the Acquisition to be advisable for the Corporation; and

            FURTHER RESOLVED, that Stephen R. Bolze, Ronald J. Herman, Jr. and James M. Waterbury (collectively, the "Designated Individuals") be, and each of them individually hereby is, authorized and directed to negotiate, approve, execute and deliver in the name of the Corporation the documents (the "Acquisition Documents") in connection with the Acquisition, including, but not limited to the Acquisition Agreement, the Deeds of Undertaking, the Retention


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      Agreements and any other documents necessary or, in his or her sole discretion, desirable to make, implement and complete the Offer and the Acquisition, together with such changes therein as the Designated Individual executing such document may, in his or her sole discretion, deem necessary or advisable or appropriate (such Designated Individual's execution thereof shall be deemed to evidence conclusively the approval of such documents and such changes);

            FURTHER RESOLVED, that each of the Designated Individuals be, and each of them individually hereby is, authorized, empowered and directed in the name and on behalf of the Corporation to take all such actions to cause to be prepared and filed all such other documents, to borrow money, to make all expenditures and to execute all instruments deemed by them to be necessary or desirable in carrying out and effectuating the Acquisition and the transactions contemplated by the Acquisition Documents, including, without limitation, the preparation and filing with the Securities and Exchange Commission and/or the Panel on Takeovers and Mergers of all documentation in connection with the Offer; and

            FURTHER RESOLVED, that any and all actions heretofore taken by any officer or director of the Corporation or any Designated Individual in connection with the transactions and other matters contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, confirmed and accepted in all respects.


      IN WITNESS WHEREOF the undersigned, being all of the directors of the Corporation have executed this instrument as of the 16th day of August, 2000.



                                    ----------------------------------
                                    Elizabeth K. Lanier, Director



                                    ----------------------------------
                                    John G. Rice, Director


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